Exhibit 770
Kemper Small Capitalization Equity Fund
Form N-SAR for the period ended 9/30/97
File No. 811-1702

Offering Date: 10/2/96
Description of Security: Advanced Health Corporation
Total Amount of Underwriting: 2,300,000 Shares
Name of Fund: Kemper Small Capitalization Equity Fund
Amount Purchased: 32,800 Shares
Affiliate That Participated in Underwriting: Gruntal and Co. Amount Purchased 4% Limit (1): 1.5%
Amount Purchased 3% Limit (2): Less than 0.1%
Purchased From: Cowen & Co.
Underwriting syndicates members: Cowen & Co., Volpe, Welty & Co., Bear, Stearns & Co. Inc., Deutsche Morgan Grenfell Inc., Donaldson, Lufkin & Jenrette Securities Corp., Hambrecht & Quist LLC, Montgomery Securities, Morgan Stanley & Co. Inc., Oppenheimer & Co., Inc., Prudential Securities Inc., UBS Securities LLC, Wasserstein Perella Securities, Inc., Advest, Inc., The Chicago Corporation, Dominick & Dominick, Inc., Gerard Klauer Mattison & Co., LLC, McDonald & Company Securities, Inc., Pennsylvania Merchant Group Ltd., Piper Jaffray Inc., Punk, Ziegel & Knoell, Raymond James & Associates, Inc., Roney & Co., Scott & Stringfellow, Inc., Southcoast Capital Corp., Unterberg Harris, Wheat First Butcher Singer.



Offering Date: 10/29/96
Description of Security: Aurum Software, Inc.
Total Amount of Underwriting: 2,650,000 Shares
Name of Fund: Kemper Small Capitalization Equity Fund
Amount Purchased: 11,100 Shares
Affiliate That Participated in Underwriting: Gruntal and Co. Amount Purchased 4% Limit (1): 0.9%
Amount Purchased 3% Limit (2): Less than 0.1%
Purchased from: Alex. Brown & Sons Inc.
Underwriting syndicates members: Alex. Brown & Sons Inc., Cowen & Co., Wessels, Arnold & Henderson, L.L.C., Deutsche Morgan Grenfell Inc., Hambrecht & Quist LLC, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., Montgomery Securities, Oppenheimer & Co., Inc., PaineWebber Inc., Robertson, Stephens & Co., LLC, Smith Barney Inc., UBS Securities LLC, Dakin Securities Corp., Punk, Ziegel & Knoell, The Robinson-Humphrey Co., Inc., Soundview Financial Group, Inc., Sterne, Agee & Leach, Inc., Sutro & Co., Inc. Offering Date: 8/6/97
Description of Security: OCWEN Financial Corp.
Total Amount of Underwriting: 3,000,000 Shares
Name of Fund: Kemper Small Capitalization Equity Fund
Amount Purchased: 84,300 Shares
Affiliate That Participated in Underwriting: Gruntal and Co. Amount Purchased 4% Limit (1): 2.8%
Amount Purchased 3% Limit (2): 0.4%
Purchased From: Lehman Brothers Inc.
Underwriting syndicates members: Lehman Brothers Inc., Friedman, Billings, Ramsey & Co., Inc., Morgan Stanley & Co., Inc., Bear Stearns & Co., Inc., Credit Suisse First Boston Corp., Dillon Read & Co., Inc., Donaldson, Lufkin & Jenrette Securities Corp., A.G. Edwards & Sons, Inc., EVEREN Securities Inc., Merrill Lynch & Co., Montgomery Securities, Oppenheimer & Co., Inc., Prudential Securities, Inc., Salomon Brothers, Inc., J.C. Bradford & Co., Allen C. Ewing & Co., Piper Jaffray Inc., Raymond James & Associates Inc., Robinson-Humphrey Co., Inc., Sandler, O'Neill & Partners, L.P., Southeast Research Partners, Inc.


Offering Date: 10/25/96
Description of Security: Triumph Group, Inc.
Total Amount of Underwriting: 2,500,000 Shares
Name of Fund: Kemper Small Capitalization Equity Fund
Amount Purchased: 46,800 Shares
Affiliate That Participated in Underwriting: Gruntal and Co. Amount Purchased 4% Limit (1): 2.0%
Amount Purchased 3% Limit (2): 0.1%
Purchased From: Alex. Brown & Sons Inc.
Underwriting syndicates members: Alex. Brown & Sons Inc., Dillon, Read & Co. Inc., Goldman, Sachs & Co., Lazard Freres & Co. LLC, Morgan Stanley & Co., Inc., Oppenheimer & Co., Inc., Smith Barney Inc., Dominick & Dominick, Inc., Fahnestock & Co., Inc., Freimark Blair & Co., Inc., Janney Montgomery Scott Inc., C.L. King & Associates, Inc., Pennsylvania Merchant Group Ltd., The Robinson-Humphrey Co., Inc., Stephans Inc., Sterne, Agee & Leach, Inc.

(1) The amount purchased may not be greater than 4% of the total principal amount of an issue. Percentage applies to all Funds purchasing shares.

(2) The amount purchased may not be greater than 3% of the Funds total assets.